EXHIBIT 32

CERTIFICATIONS OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David J. Drutz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DARA BioSciences, Inc. on Form 10-Q of DARA BioSciences, Inc.  for the quarter ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report of DARA BioSciences, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ David J. Drutz
David J. Drutz
Chief Executive Officer
Date: August 14, 2012

I, David L. Tousley, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DARA BioSciences, Inc. on Form 10-Q of DARA BioSciences, Inc.  for the quarter ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report of DARA BioSciences, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ David L. Tousley
David L. Tousley
Acting Chief Financial Officer
Date: August 14, 2012